Exhibit 10.5

UNIT SUBSCRIPTION AGREEMENT

This UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the 14th day of December 2021, by and between EVe Mobility Acquisition Corp, a Cayman Islands exempted company (the “Company”), Cantor Fitzgerald & Co. (“Cantor”) and Moelis & Company Group LP, an affiliate of Moelis & Company, LLC (“Moelis,” and together with Cantor the “Subscribers,” and each a “Subscriber”).

WHEREAS, the Company desires to sell to the Subscribers on a private placement basis (the “Offering”) an aggregate of 157,143 units (the “Units”) of the Company in accordance with the allocation set forth on Schedule A hereto, each Unit comprised of one Class A ordinary share of the Company, par value $0.0001 per share (“Ordinary Shares”) and one-half of one warrant, each whole warrant exercisable to purchase one Ordinary Share (“Warrant”), for a purchase price of $10.00 per Unit. The Ordinary Shares underlying the Warrants are hereinafter referred to as the “Warrant Shares”. The Ordinary Shares underlying the Units (excluding the Warrant Shares) are hereinafter referred to as the “Placement Shares.” The Warrants underlying the Units are hereinafter referred to as the “Placement Warrants.” The Units, Placement Shares, Placement Warrants and Warrant Shares, collectively, are hereinafter referred to as the “Securities.” Each whole Placement Warrant is exercisable to purchase one Ordinary Share at an exercise price of $11.50 thirty (30) days following the consummation of the Company’s initial business combination (the “Business Combination”), as such term is defined in the registration statement in connection with the Company’s initial public offering (the “IPO”), as amended at the time it becomes effective (the “Registration Statement”), and expiring on the fifth anniversary of the consummation of the Business Combination (provided that, so long as the Placement Warrants are held by the Subscribers or their designees, the Subscribers or their designees will not be permitted to exercise such Placement Warrants after the five year anniversary of the effective date of the Registration Statement); and

WHEREAS, the Subscribers wish to purchase an aggregate of 157,143 Units, and the Company wishes to accept such subscription from the Subscribers.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscribers hereby agree as follows:

1.	Agreement to Subscribe

(a)	Purchase and Issuance of the Units. Upon the terms and subject to the conditions of this Agreement, the Subscribers hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Subscribers, on the Closing Date (as defined below) the Units in consideration of the payment of the Purchase Price (as defined below). On the Closing Date, the Company shall, at its option, deliver to each Subscriber a certificate representing the Units purchased or effect such delivery in book-entry form.

(b)	Purchase Price. As payment in full for the Initial Units being purchased under this Agreement, the Subscribers shall pay an aggregate of $1,571,430, in accordance with the allocation set forth on Schedule A hereto (the “Purchase Price”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the Company or to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”), on or prior to the Closing Date.

(c)	Closing. The closing of the purchase and sale of the Units shall take place simultaneously with the closing of the IPO (the “Closing Date”). The closing of the purchase and sale of the Units shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 1400, Palo Alto, California 94301, or such other place as may be agreed upon by the parties hereto.

(d)	Conditions to Closing. The obligation of the Subscribers to purchase and pay for the Units as provided herein shall be subject to the satisfaction of the conditions set forth in Section 5 of the Underwriting Agreement, dated as of the date hereof, by and between the Company, Cantor and Moelis & Company LLC, as representatives of the underwriters named therein (the “Underwriting Agreement”).

(e)	Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if a Closing does not occur prior to March 31, 2022.

2.	Representations and Warranties of the Subscribers

Each Subscriber, severally and not jointly, represents and warrants to the Company that:

(a)	No Government Recommendation or Approval. Each Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

(b)	Accredited Investor. Each Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(c)	Intent. Each Subscriber is purchasing the Securities solely for investment purposes, for such Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view to the distribution thereof.

(d)	Restrictions on Transfer. Each Subscriber acknowledges and understands the Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future either Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, each Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 7 hereof. Each Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, each Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, each Subscriber agrees it will not resell the Securities (unless otherwise permitted pursuant to the terms hereof). Each Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to either Subscriber for the resale of the Securities until the one year anniversary following consummation of the initial Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

(e)	Sophisticated Investor.

(i) Each Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii) Each Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (a) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (b) each Subscriber has waived its redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by each Subscriber are not entitled to, and have no right, interest or claim to any monies held in the Trust Account, and accordingly each Subscriber may suffer a loss of a portion or all of its investment in the Securities. Each Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

(f)	Organization and Authority. Each Subscriber is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

(g)	Authority. This Agreement has been validly authorized, executed and delivered by each Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(h)	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by each Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) either Subscriber’s charter documents, (ii) any agreement or instrument to which either Subscriber is a party or (iii) any law, statute, rule or regulation to which either Subscriber is subject, or any agreement, order, judgment or decree to which either Subscriber is subject.

(i)	No Legal Advice from Company. Each Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Subscribers’ own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, each Subscriber is relying solely on its counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(j)	Reliance on Representations and Warranties. Each Subscriber understands the Units are being offered and sold to such Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Subscriber as set forth in this Agreement in order to determine the applicability of such provisions.

(k)	No General Solicitation. Niether Subscriber is subscribing for the Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

(l)	Legend. Each Subscriber acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3.	Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, each Subscriber that:

(a)	Valid Issuance of Ordinary Shares. The total number of shares of all classes which the Company has authority to issue is 500,000,000 Ordinary Shares, 50,000,000 Class B ordinary shares, $0.0001 par value per share (the “Class B Ordinary Shares”), and 5,000,000 preference shares, $0.0001 par value per share (“Preference Shares”). As of the date hereof, the Company has issued and outstanding 8,433,333 Class B Ordinary Shares (of which up to 1,100,000 Class B Ordinary Shares are subject to forfeiture as described in the Registration Statement), no Ordinary Shares and no Preference Shares. All of the issued ordinary shares of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

(b)	Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain warrant agreement to be entered into between the Company and Continental, as warrant agent (the “Warrant Agreement”), as the case may be, each of the Units, Placement Shares, Placement Warrants and Warrant Shares (after issuance) will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Units, the Warrant Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, each Subscriber will have or receive good title to the Units, Placement Shares and Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and (ii) transfer restrictions under federal and state securities laws.

(c)	Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

(d)	Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

(e)	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Units, Placement Shares, Placement Warrants or Warrant Shares in accordance with the terms hereof.

(f)	Additional Representations and Warranties. The representations and warranties of the Company set forth in the Underwriting Agreement are hereby incorporated herein.

4.	Legends

(a)	Legend. The Company will issue the Units, Placement Shares and Placement Warrants, and when issued, the Warrant Shares, purchased by each Subscriber in the name of such Subscriber. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO A UNIT SUBSCRIPTION AGREEMENT BETWEEN EVE MOBILITY ACQUISITION CORP, CANTOR FITZGERALD & CO. AND MOELIS & COMPANY GROUP LP AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE UNIT SUBSCRIPTION AGREEMENT.”

(b)	Subscribers’ Compliance. Nothing in this Section 4 shall affect in any way the Subscribers’ obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

(c)	Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith.

(d)	Registration Rights. The Subscribers will be entitled to certain registration rights which will be governed by a registration and shareholder rights agreement (“Registration Rights Agreement”) to be entered into between, among others, the Subscribers and the Company, on or prior to the effective date of the Registration Statement. Pursuant to the Registration Rights Agreement, the Subscribers may not exercise their demand and “piggyback” registration rights after five (5) and seven (7) years, respectively, after the effective date of the Registration Statement and may not exercise their demand rights on more than one occasion.

5.	Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, the Subscribers hereby waive any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of Ordinary Shares sold in the Company’s IPO upon the Company’s failure to timely complete the Business Combination or (iv) in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity. In the event the Subscribers purchase Units or Ordinary Shares in the IPO or in the aftermarket, any additional Ordinary Shares so purchased shall not be subject to any restrictions set forth herein with respect to the Securities (except as required by applicable law), and shall be eligible to receive the redemption value of such Ordinary Shares upon the same terms offered to all other purchasers of Units in the IPO or Units or Ordinary Shares in the aftermarket in the event the Company fails to consummate the Business Combination. Nothing herein shall preclude either Subscriber from making any claim or seeking recourse against the Company’s funds held outside of the Trust Account or seeking to enforce the terms of the Underwriting Agreement.

6.	Terms of Placement Warrants.

Each Placement Warrant shall have the terms set forth in the Warrant Agreement.

7.	Lock-Up Period.

(a)	Lock-Up. The Subscribers agree that they shall not Transfer any Securities until 30 days following the consummation of the Business Combination; provided, however, that Transfers of Securities are permitted (a) to the Company’s directors or officers, any affiliates or family members of any of the Company’s officers or directors or any affiliate of the Subscribers or to any member(s) of the Subscribers or any of their affiliates; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of the Business Combination; (g) by virtue of the laws of its jurisdiction or its organizational documents or operating agreement or (h) in the event of the Company’s liquidation, merger, share exchange, asset acquisition, share purchase, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Business Combination; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the Transfer restrictions herein.

(b)	Transfer. For purposes of Section 7(a), the term “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any of the Securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

(c)	FINRA. In addition to the restrictions on transfer described in Section 7(a), the Subscribers acknowledge and agree that the Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, subject to FINRA Rule 5110(e)(2). Additionally, the Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of any Subscriber and any such participating underwriter or selected dealer. Additionally, the Units and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO.

8.	Terms of the Units

The Units and their component parts are substantially identical to the units to be offered in the IPO except that: (i) the Units and component parts are subject to the transfer restrictions described in Section 7 hereof, and (ii) the Units and component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (i) and they are registered pursuant to the Registration Rights Agreement or an exemption from registration is available, and the restrictions described above in clause (i) has expired.

9.	Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10.	Assignment; Entire Agreement; Amendment

(a)	Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by either of the Subscribers to a person agreeing to be bound by the terms hereof, including the transfer restrictions contained in Section 7 hereof.

(b)	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

(c)	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

(d)	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

11.	Notices

(a)	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the shareholder.

12.	Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13.	Survival; Severability

(a)	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing Date.

(b)	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14.	Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

EVE MOBILITY ACQUISITION CORP

By:	/s/ Kash Sheikh
	Name:	Kash Sheikh
	Title:	Chief Financial Officer

SUBSCRIBER:

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
	Name:	Sage Kelly
Title:

SUBSCRIBER:

MOELIS & COMPANY GROUP LP

By:	/s/ Osamu Watanabe
	Name:	Osamu Watanabe
	Title:	General Counsel

[Signature Page to Unit Subscription Agreement]

SCHEDULE A

Subscriber	Number of Units	Purchase Price
Cantor Fitzgerald & Co.	110,000	$1,100,000
Moelis & Company Group LP	47,143	$471,430
Total	157,143	$1,571,430